                                                                     EXHIBIT (F)
                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                        Discover Card Master Trust I
                       Series 1994-A Monthly Statement

Trust Distribution Date: January 15, 1999   Due Period Ending: December 31, 1998

Pursuant to the Series Supplement dated as of December 20, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
---------------------------------------------------------------------------------------------------------------

     Series  1994-A                                              Total      Interest         Principal
            Class A      30 days at 5.599413610%            $4.666178008   $4.666178008   $0.000000000

2.   Principal Receivables at the end of the Due Period
--------------------------------------------------------
  (a) Aggregate Investor Interest                        $18,653,104,342.64
      Seller Interest                                     $9,454,017,561.11

      Total Master Trust                                 $28,107,121,903.75

  (b) Group One Investor Interest                        $16,103,104,342.64

  (c) Group Two Investor Interest                         $2,550,000,000.00

  (d) Series 1994-A Investor Interest                     $2,550,000,000.00

  (e) Class A Investor Interest                           $2,550,000,000.00

      Class B Investor Interest                                       $0.00

3.   Allocation of Receivables Collected During the Due Period

                                                                Finance Charge          Principal           Yield
                                                                 Collections           Collections        Collections
  (a) Allocation of Collections between Investor and Seller

      Aggregate Investor Allocation.                           $305,843,595.24         $2,723,677,162.01            $0.00

      Seller:                                                   $85,109,264.76           $757,936,946.60            $0.00

  (b) Group One Allocation                                     $264,320,101.02         $2,353,891,445.90            $0.00

  (c) Group Two Allocation                                      $41,523,494.22           $369,785,716.11            $0.00

  (d) Series 1994-A Allocations                                 $41,523,494.22           $369,785,716.11            $0.00

  (e) Class A Allocations                                       $41,523,494.22           $369,785,716.11            $0.00

      Class B Allocations                                                $0.00                     $0.00            $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA)
     --------------------------------------------------------------------
                   Deposits into the SFPA's
                                                 This Due     Total     Deposit Deficit  Investment
                                                 Period      Deposits        Amount        Income
     Series 1994-A                                $0.00         $0.00         0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                   Total Payments
                                              Amount Paid       Deficit Amount       Through This
                                            This Due Period     This Due Period       Due Period

     Series 1994-A                              $0.00                $0.00              $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                            Deposits Into the
                                              SIFAs This
                                              Due Period           SIFA Balance

     Series 1994-A                           $11,898,753.93            $0.00

7.   Pool Factors
     ------------
                                                                This Due Period

     Class A                                                        1.00000000

     Class B                                                        0.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                   Cumulative
                                                                     Investor
                                                                   Charged-Off
                                         This Due Period              Amount

  (a) Group One                           $100,357,279.92               $0.00

  (b) Group Two                            $15,765,675.46               $0.00

  (c) Series 1994-A                        $15,765,675.46               $0.00

  (d) Class A                              $15,765,675.46               $0.00

      Class B                                       $0.00               $0.00


9.   Investor Losses This Due Period
     -------------------------------
                                                                 Per $1,000 of
                                                               Original Invested
                                                   Total           Principal

  (a) Group One                                     $0.00               $0.00

  (b) Group Two                                     $0.00               $0.00

  (c) Series 1994-A                                 $0.00               $0.00

  (d) Class A                                       $0.00               $0.00

      Class B                                       $0.00               $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------
                                                                 Per $1,000 of
                                                               Original Invested
                                                   Total           Principal

  (a) Group One                                     $0.00              $0.00

  (b) Group Two                                     $0.00              $0.00

  (c) Series 1994-A                                 $0.00              $0.00

  (d) Class A                                       $0.00              $0.00

      Class B                                       $0.00              $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                                 Per $1,000 of
                                                               Original Invested
                                                 Total             Principal

  (a) Group One                                     $0.00               $0.00

  (b) Group Two                                     $0.00               $0.00

  (c) Series 1994-A                                 $0.00               $0.00

  (d) Class A                                       $0.00               $0.00

      Class B                                       $0.00               $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

  (a) Group One                                                $27,053,785.01

  (b) Group Two                                                 $4,250,000.00

  (c) Series 1994-A                                             $4,250,000.00

  (d) Class A                                                   $4,250,000.00

      Class B                                                           $0.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                                     As a Percentage
                                                                        of Class A
                                                        Total         Invested Amount

     Series 1994-A Class B                               $0.00             0.0000%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------
                                                         Shared Amount           Class B Amount

     Maximum Amount                                     $204,000,000.00               $0.00

     Available Amount                                   $204,000,000.00               $0.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                                         $0.00               $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding   $28,518,361,329.71

                               Delinquent Amount           Percentage of Ending
     Payment Status              Ending Balance          Receivables Outstanding

     30-59 days                   $808,568,403.91                 2.84%

     60-179 days                $1,201,933,922.02                 4.21%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                  ----------------------------

                                        Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1994-A Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 20, 1994 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-A Master Trust Certificates for the Distribution Date occurring on January 15, 1999:

 1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.   The aggregate amount of Collections processed during the related Due
      Period is equal to                                                        $3,872,566,968.60

 4.   The aggregate amount of Class A Principal Collections processed
      during the related Due Period is equal to                                   $369,785,716.11

 5.   The aggregate amount of Class A Finance Charge Collections processed
      during the related Due Period is equal to                                    $41,523,494.22

 6a.  The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during the related Due Period is equal
      to                                                                                    $0.00

 6b.  The aggregate amount of Class A Additional Funds for this Distribution
      Date is equal to                                                                      $0.00

 7.   The sum of all amounts payable to the Class A Certificateholders on
      the current Distribution Date is equal to                                    $11,898,753.93

 8. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                             $0.00
           is equal to

     (b)   with respect to the Class A Cumulative Investor Charged-Off                      $0.00
           Amount is equal to

     (c) with respect to the Class A Investor Interest is equal to                          $0.00

 9. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of January, 1999.

                           GREENWOOD TRUST COMPANY

                                as Master Servicer

                           By:
                              -------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer